UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 22, 2004

BioSpecifics Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Wilbur Street, Lynbrook, New York 11563

(Address of Principal Executive Office) (Zip Code)

(516) 593-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Required FD Disclosure

On March 22, 2004, BioSpecifics Technologies Corp. issued a press release announcing receipt on March 22, 2004 of a Written Notice of Staff Determination from Nasdaq that its common stock will be delisted from the Nasdaq SmallCap Market effective with the open of business on Wednesday, March 24, 2004. The Nasdaq notice stated that the Staff's determination was based on BioSpecifics’ failure satisfy the $2.5 million shareholders’ equity requirement as of December 31, 2003. The Nasdaq informed BioSpecifics that its securities are immediately eligible for quotation on the OTC Bulletin Board effective with the open of business on Wednesday, March 24, 2004. The OTC Bulletin Board symbol assigned to BioSpecifics is BSTC. BioSpecifics has the right to request that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) review this decision, and intends to pursue this option. The request for review must be made in writing and received within 15 days from the date of the Nasdaq decision.

Item 7.     Exhibits.

(a)

Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated March 23, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOSPECIFICS TECHNOLOGIES CORP.

Date: March 24, 2004	By:	/s/ ALBERT HORCHER
Name: Albert Horcher Title: Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
99.1	Press release dated March 23, 2004